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                                                                 Exhibit 10.9

                                  AMENDMENT
                                     TO
                            ANGELICA CORPORATION
                              SUPPLEMENTAL PLAN

         The Angelica Corporation Supplemental Plan (the "Plan") hereby is amended, effective as of August 27, 2003, in the following particulars:

1. The following defined term is added to the end of Section 1 to read as follows:

         (n) The "Plan Administrator" is Angelica Corporation.

2.       Section 6 (c) of the Plan is amended to read as follows:

         With the consent of the Plan Administrator, a Participant who is no longer employed by the Company may begin to receive payments at any time after he has reached age 60 (so long as he has satisfied the conditions for receipt of payments described below), but in any such case the formula amount will be discounted by 3% for each year that the Participant's age is less than 65 (if a Participant has elected some option payment period under paragraph (b), an appropriate, actuarially equivalent adjustment shall be made to the monthly payment he is to receive).

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 27th day of August, 2003.

                                   ANGELICA CORPORATION


                                   By /s/ T. M. Armstrong
                                     -----------------------------------------
                                      Sr. Vice President-Finance and
                                      Administration & Chief Financial Officer